As filed with the Securities and Exchange Commission on February 13, 2018

 Registration No.: 333-219216

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIRTUE RESOURCES CORPORATION

(Exact name of registrant as specified in its Charter)

Nevada	7011	32-0519565
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

19 Floor, Petrovietnam Tower

1-5 Le Duan, Ben Nghe Ward, District 1

Ho Chi Minh City, Vietnam

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

VCorp Services, LLC

c/o Virtue Resources Corporation

25 Robert Pitt Drive, Suite 204
Monsey, NY 10952

(845) 425-0077

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: from time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Offering Price	Amount of Registration Fee
common stock, par value $0.001 per share (the “Common Stock”)	430,000	$0.10	43,000	4.98

(1) This registration statement covers the resale by our selling shareholders of up to 430,000 shares of Common Stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our Common Stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares for the duration of the offering. As of the date of this registration statement, we plan to engage with a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our Common Stock quoted on the OTCQB. However, there can be no assurance that the application for quotation will be approved by FINRA.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON FEBRUARY 13, 2018

VIRTUE RESOURCES CORPORATION

430,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus. The Common Stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is Common Stock that are shares that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the Common Stock covered by this prospectus.

Our Common Stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock. Common Stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.10 per share for the duration of the offering and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. As of the date of this registration statement, we plan to engage with a market maker to file an application with FINRA to have our Common Stock quoted on OTCQB.

Because we are considered a “Shell” company, shareholders’ shares will have limited transferability under Rule 144(i), see “Risk Factors” beginning on page 3. Public resale of our Common Stocks under Rule 144 is not available without registering the resale with the SEC because we are a shell company, and Rule 144 is not available for the resale of securities initially issued by shell companies. All selling shareholders are underwriters and must sell their respective shares at a fixed price of $0.10 per share for the duration of the offering. There is currently no market for our Common Stock.

PLEASE NOTE THAT THE COMPANY IS CONSIDERED A “SHELL” COMPANY IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED. ACCORDINGLY, THE SECURITIES SOLD IN THIS OFFERING CAN ONLY BE RESOLD THROUGH REGISTRATION UNDER THE SECURITIES ACT OF 1933; SECTION 4(l), IF AVAILABLE, FOR NON-AFFILIATES; OR BY MEETING THE FOLLOWING CONDITIONS OF RULE 144(I):

●	THE ISSUER OF THE SECURITIES THAT WAS FORMERLY A SHELL COMPANY HAS CEASED TO BE A SHELL COMPANY;

●	THE ISSUER OF THE SECURITIES IS SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 13 OR 15(D) OF THE EXCHANGE ACT;

●	THE ISSUER OF THE SECURITIES HAS FILED ALL REPORTS AND MATERIAL REQUIRED TO BE FILED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS APPLICABLE, DURING THE PRECEDING 12 MONTHS (OR SUCH SHORTER PERIOD THAT THE ISSUER WAS REQUIRED TO FILE SUCH REQUIRED TO FILE SUCH REPORTS AND MATERIALS), OTHER THAN FORM 8-K REPOTRS; AND AT LEAST ONE YEAR HAS ELAPSED FROM THE TIME THAT THE ISSUER FILED CURRENT FORM 10 TYPE INFORMATION WITH THE SEC REFLECTING ITS STATUS AS AN ENTITY THAT IS NOT A SHELL COMPANY.

However, there can be no assurance that the application for quotation will be approved by FINRA. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: ________________.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this prospectus, the terms “Virtue,” “Company,” “we,” “us” and “our”, “our company” refer to Virtue Resources Corporation.

Overview

Incorporated in February 2017 under the laws of the State of Nevada, Virtue Resources Corporation is a hotel development company launched to develop and construct specialty themed hotels in Vietnam. Planning to begin our operation by first developing a “shipping container” themed hotel in Phu Quoc, Vietnam, we plan to capture a niche market within the hotel industry in an area that has seen growth in tourism.

We are conceptually different from traditional shipping container hotels by providing an upscale experience resembling 3-star to 4-star caliber hotels that plan to target both millennial luxury travelers and families with mid-tier spending power. We plan to begin our first pilot project in Phu Quoc, Vietnam, strategically located on Ong Lang beach, where it has been drawn comparison to Phuket of Thailand. We believe that we are among the first to develop shipping container themed hotel in Vietnam and therefore would have a first-mover advantage. In response to the surge of international and domestic visitors in Vietnam, we plan to attract travelers all year round, particularly international tourists during their high and peak seasons and local tourists for the duration of the year. We will strive to provide our guests with an environment that encourages relaxation, serenity, and an opportunity to experience the local lifestyle. Our completed hotel is expected to have both traditional hotel styled rooms for single or couple travelers and villa-styled houses for group travelers. In addition to a breach-front accommodation, we also plan to provide amenities such as a pool, restaurants, and a workout facility.

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We are currently a development stage company. We have not generated any revenues to date and there can be no assurances that we will ever generate any revenue. We do not currently engage in any business activities that provide cash flow. Our cash at hand is limited to the investments we raised during our initial round of financing as well as an initial contribution from our president, less our expenses to date.

In May 2017, we completed a Regulation S offering in which we sold 193,000,000 shares of Common Stock to thirty-seven (37) investors, at a purchase price of $0.001  per share for an aggregate offering price of $193,000.

Where You Can Find Us

The Company’s principal executive office and mailing address is 19 Floor, Petrovietnam Tower, 1-5 Le Duan, Ben Nghe Ward, District 1, Ho Chi Minh City, Vietnam and our mailing address is 100.3.041, 129 Offices, Block J, Jaya One, No. 72A, Jalan University, Petaling Jaya, Malaysia. Our telephone number is +60123911706.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related MD&A;
●	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;
●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and
●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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The Offering

Common stock offered by selling security holders	430,000 shares of Common Stock. This number represents 0.22% of our current outstanding Common Stock.

Common stock outstanding before the offering	200,000,000 shares of Common Stock.

Common stock outstanding after the offering	200,000,000 shares of Common Stock.

Terms of the Offering

The selling security holders will determine when and how they will sell the common stock offered in this prospectus. The selling security holders are underwriters. The shares may be sold at a fixed price of $0.10 per share for the duration of the offering.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act (iii) or we decide at any time to terminate the registration of the shares at our sole discretion.

Trading Market	There is currently no trading market for our Common Stock. We plan to apply for quotation on OTCQB. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds	We are not selling any shares of the Common Stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of Common Stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

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RISK FACTORS

The shares of our Common Stock being offered for sale are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the Common Stock. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this registration statement. Before purchasing any of the shares of Common Stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock.

Risks Related to Our Business

OUR STATUS AS A “SHELL” COMPANY

The SEC adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. As we have limited assets and no revenues, we are considered to be a shell company. As a shell company, our shares of Common Stock cannot be resold under Rule 144 of the Securities Act of 1933. Our shares would only be able to be resold through a registration statement declared effective by the SEC or by meeting the following conditions of Rule 144(i):

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Shell companies are prohibited from using a Form S-8 registration statement pursuant to employee compensation plans. Additionally, shell companies are required to provide more detailed disclosure on a Form 8-K upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken (of which we have no current intention of doing), we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.

Our status as a shell company may also impede our ability to raise additional capital to fund our operations from unregistered offerings due to restriction on transferability. There can be no assurance at this point that we will be able to raise additional capital.

GLOBAL RECESSION AFFECTING SPENDING POWER OF THE INTERNATIONAL TOURISTS

Our international tourists must continue to maintain the spending power necessary to budget money for travel expenses. Although our prices are competitive compared to other international hotels in Vietnam, international tourists must still be able to financially accommodate for travel expenses to meet the anticipated surge in tourism.

POLITICAL STABILITY OF THE COUNTRY COULD POSE SOCIAL AND SECURITY CONCERNS

Despite Vietnam’s rapid economic growth, the threat of political instability in a developing country is still a legitimate possibility, as economic growth and political stability are deeply interconnected. Related to an environmental crisis in Central Vietnam, there have been a few high-profile protests that could spur internal conflict. There are also freedom of speech restrictions and blocked access to certain Internet portals without notice, particularly social media and personal blogs.

DISRUPTIONS IN THE LOCAL AND GLOBAL ECONOMY

Disruptions in the local and global economies may result in high unemployment rates and declines in consumer confidence and spending. If such conditions occur, they may result in a decline in the spending power of our international travelers and contribute to significant declines in the hotel industry, which could directly affect the demand of our services. There can be no assurance that government responses to the disruptions will be able to restore investor confidence. Disruptions in the national and global economies, partly attributable to changes in currency values, governmental action or inaction on the federal deficit, political instability in some areas, and the uncertainty over how long any of these conditions will continue, may adversely impact our revenues, results of operations, business and financial condition.

SUFFICIENCY OF MARKETING FUNDS TO POPULARIZE THE HOTEL BRANDING

We plan to primarily market our brand locally through social media and internationally through online travel agents. Freedom of speech restrictions may undermine tourists’ access to social media advertising. Moreover, as the company is expending a considerable amount of its funding on purchasing valuable plots of land, there can be no assurance that it will have sufficient marketing funds to popularize our hotel brand on social media.

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EXCHANGE RATE FLUCTUATIONS AND FOREIGN EXCHANGE HEDGING ARRANGEMENTS

Exchange rate fluctuations and foreign exchange hedging arrangements could result in significant foreign currency gains and losses and affect our business results. We earn revenues and incur expenses in foreign currencies as part of our operations outside of the United States. Accordingly, fluctuations in currency exchange rates may significantly increase the amount of U.S. dollars required for foreign currency expenses or significantly decrease the U.S. dollars we receive from foreign currency revenues. We are also exposed to currency translation risk because the results of our business outside of the U.S. are generally reported in local currency, which we then translate to U.S. dollars for inclusion in our financial statements. As a result, changes between the foreign exchange rates and the U.S. dollar affect the amounts we record for our foreign assets, liabilities, revenues and expenses, and could have a negative effect on our financial results. We expect that our exposure to foreign currency exchange rate fluctuations will grow as the relative contribution of our non-U.S. operations increases. Our efforts to mitigate some of our foreign currency exposure by entering into foreign exchange hedging agreements with financial institutions to reduce exposures to some of the principal currencies in which we receive management and franchise fees may not be successful. In this regard, these hedging agreements do not cover all currencies in which we do business, do not eliminate foreign currency risk entirely for the currencies that they do cover, and involve costs and risks of their own in the form of transaction costs, credit requirements and counterparty risk.

NATURAL OR MAN-MADE DISASTERS, CONTAGIOUS DISEASE, TERRORIST ACTIVITY, AND WAR

Risks relating to natural or man-made disasters, contagious disease, terrorist activity, and war could reduce the demand for lodging, which may adversely affect our revenues. So called “Acts of God,” such as hurricanes, earthquakes, tsunamis, and other natural disasters, such as Hurricane Sandy in the Northeastern United States, the earthquake and tsunami in Japan, and man-made disasters in recent years as well as the potential spread of contagious diseases such as MERS (Middle East Respiratory Syndrome), Zika virus, and Ebola in locations where we own, manage, or franchise significant properties and areas of the world from which we draw a large number of customers, could cause a decline in business or leisure travel and reduce demand for lodging. Actual or threatened war, terrorist activity, political unrest, or civil strife, and other geopolitical uncertainty could have a similar effect. Any one or more of these events may reduce the overall demand for hotel rooms and corporate apartments or limit the prices that we can obtain for them, both of which could adversely affect our profits.

DAMAGE IN BRAND REPUTATION

Our business depends on the quality and reputation of our brand, and any deterioration in its quality or reputation could have an adverse impact on our market share, reputation, business, financial condition, or results of operations. Events that may be beyond our control could affect the reputation of one or more of our properties or more generally impact the reputation of our brands. If the reputation or perceived quality of our brands declines, our market share, reputation, business, financial condition, or results of operations could be affected.

RISKS ASSOCIATED WITH REAL ESTATE INVESTMENTS

Our ability to grow business is subject to the range of risks associated with the real estate investments we may make. Our ability to sustain continued growth through construction of new hotel buildings may potentially be limited by a variety of factors influencing real estate development generally. These include site availability, financing, planning, zoning and other local approvals, and other limitations that may be imposed by market and submarket factors, such as projected room occupancy, changes in growth in demand compared to projected supply, costs of construction, and anticipated room rate structure.

LIMITED OPERATING HISTORY

We were incorporated under the laws of the State of Nevada in February 2017. As of the date of this registration statement, we have had limited operations upon which an evaluation of our company and its prospects could be based. There can be no assurance that our management will be successful in completing our business development plans, implementing the corporate infrastructure to support operations at the levels called for by our business plan, devise a marketing plan to successfully reach customers who will purchase the various products and services marketed by our company, or that our company will generate sufficient revenues to meet our expenses or to achieve or maintain profitability.

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FAILURE TO MANAGE RELATIONSHIPS WITH OUR VENDORS AND TRAVEL AGENTS

It is difficult to find appropriate professional companies for our projects. Maintaining good relationships with travel agents that promote our hotels and with suppliers of products and services used to build and refurbish the containers can also be difficult. There can be no assurance that our current vendors will continue to offer their products and services, or that we will be able to establish new or extend current vendor relationships to ensure a steady supply of products and services in a timely and cost-efficient manner. There is also no assurance that our current third party travel agents helping to market our brand will be able to garner sufficient demand among travelers to ensure a steady demand for our services. If we are unable to develop and maintain good relationships with travel agents, manufacturers and distributors, it may inhibit our ability to satisfy the demand by our customers at prices acceptable to them.  In addition, if our vendors cease to provide us with favorable pricing or payment terms or return policies, our working capital requirements may increase and our operations may be materially and adversely affected.  Any breakdown in our relationships with the manufacturers and distributors, or a failure to timely resolve disputes with or complaints from our vendors, could materially and adversely affect our business, prospects, and results of operations.

FAILURE TO COMPLY WITH GOVERNMENTAL LAWS OR REGULATIONS

In connection with the operation of our business, we are subject to extensive local laws and regulations, including those related to:

●	licensing;

●	management and protection of the personal data of our employees and customers;

●	sales tax; and

●	various federal, state and local laws relating to, among other things, business, health, food safety codes.

These laws and regulations are complex, which complicates monitoring and compliance. As a result, regulatory risks are inherent in our operations. We may experience material difficulties or failures with respect to compliance with these laws and regulations in the future. Our failure to comply with these laws and regulations could result in litigation, fines, penalties, judgments or other sanctions, any of which could adversely affect our business, operations and reputation.

DAMAGE OR LOSSES INVOLVING PROPERTIES

We plan to obtain property and liability insurance policies for our properties with coverage features and insured limits that we believe are industry customary. Market forces beyond our control may nonetheless limit the scope of the insurance coverage we can obtain, or our or their ability to obtain coverage at reasonable rates. Certain types of losses, generally of a catastrophic nature, such as earthquakes, hurricanes and floods, or terrorist acts, or liabilities that result from breaches in the security of our information systems, may be uninsurable or too expensive to justify obtaining insurance. As a result, we may not be successful in obtaining insurance without increases in cost or decreases in coverage levels. In addition, in the event of a substantial loss, the insurance coverage we carry may not be sufficient to pay the full market value or replacement cost of any lost investment or in some cases could result in certain losses being totally uninsured. As a result, we could lose some or all of any capital that we have invested in a property, as well as the anticipated future revenue from the property, and we could remain obligated for guarantees, debt, or other financial obligations for the property.

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SIGNIFICANT ADVERSE IMPACT TO OUR CAPITAL RESERVE OF ANY LIABLE UNINSURED CLAIM

We may not have sufficient insurance to cover potential risks and liabilities, including, but not limited to, injuries or economic losses arising out of or relating to our omission or errors in providing our services. Even if we decide to obtain additional insurance coverage in the future, it is possible that: (1) we may not be able to get enough insurance to meet our needs; (2) we may have to pay very high premiums for the additional coverage; (3) we may not be able to acquire any insurance for certain types of business risk; or (4) we may have gaps in coverage for certain risks. We may be exposed to potential uninsured claims for which we could have to expend significant amounts of capital. Consequently, if we were found liable for a significant uninsured claim in the future, we may be forced to expend a significant amount of our capital to resolve the uninsured claim.

OUR ABILITY TO ADAPT TO CONSTANTLY CHANGING CONSUMER PREFERENCES

Consumer trends and travel preferences are constantly evolving, especially in relation to millennials. Consequently, we must stay abreast of emerging lifestyle and consumer trends and anticipate trends that will appeal to existing and potential customers.  If we are unable to adapt, consumers may not stay at our hotels. If we do not anticipate, identify, and respond effectively to consumer preferences or changes in consumer trends at an early stage, we may not be able to generate our desired level of revenues.  Such circumstances could materially and adversely affect our business, financial condition, and results of operations.

INTERRUPTION IN THE FUNCTIONING OF OUR WEBSITE AND THIRD PARTY WEBSITES

We plan to conduct all of our booking transactions through our website and the websites of third party travel agents. The proper functioning of our website and that of our travel agents is essential to our business.  Our website will be subject to unanticipated interruptions through failures of our software or network or virus attacks.  The satisfactory performance, reliability, and availability of our website, our transaction-processing systems, and our network infrastructure are critical to our success and our ability to attract and retain customers.  Any system interruptions caused by telecommunications failures, computer viruses, hacking or other attempts to harm our systems that result in the unavailability or slowdown of our website or reduced order fulfillment performance would reduce the volume of services sold and the attractiveness of offerings at our website.  Our servers may also be vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, which could lead to interruptions, delays, loss of data, or the inability to accept and fulfill customer bookings.  We may also experience interruptions caused by reasons beyond our control.  There can be no assurance that such unexpected interruptions will not happen and occurrences could damage our reputation and result in a material decrease in our revenues.

DEPENDENCE ON KEY PERSONNEL

We will be dependent on our key executives for the foreseeable future. The loss of the services from our officers could have a material adverse effect on the operations and prospects of our company. Our officers are expected to handle all sales efforts and manage the operations in the early stage. Their responsibilities include developing, operating, and designing our hotels, developing and maintaining the customer base for our hotels, promoting the brand, and formulating marketing materials to be used as part of ongoing marketing efforts designed to build customer demand for our services.

INTENSE COMPETITION

We expect the hotel industry to be intensely competitive given the surge in established international business chains including but not limited to Pan Pacific, Novotel, Wyndham, Mercure and Movenpick, as well as other untraditional shipping container hotels expanding into the industry. Phu Quoc, Vietnam is strategically located West of the island, referred to as Ong Lang beaches. Ong Lang has many other 3-star to 5-star hotels including The Shells, Sea Sence, and Chez Carole.

We compete with our competitors primarily on price and quality of services and amenities, real estate, strategic relationships, quality of services, effectiveness of sales and marketing efforts, and talented staff. Over time, our competitors may gradually build certain competitive advantages over us in terms of greater brand recognition among travelers, better products and services, larger customer bases, more extensive and well-developed marketing and sales networks, and substantially greater financial and technical resources.

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NEED FOR FINANCING

We largely depend on additional capital to implement our business plan and support our operations. Currently, we have no established bank-financing arrangements. Therefore, it is likely we will need to seek additional financing through future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We cannot assure you that we will be able to raise the working capital as needed on terms acceptable to us, if at all. The sale of additional equity securities will result in dilution to our shareholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations.

If we are unable to raise capital as needed, we are required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all your investment.

ADVERSE EFFECT TO INTEREST UPON ADDITIONAL FINANCING

If we raise additional capital subsequent to this offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our common stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

INDEMNIFICATION AND LIMITATION OF LIABILITY

Our Articles of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of the company for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to the Company and its shareholders for monetary damages arising out of any violation of a director of her fiduciary duty of due care. Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

Risks Related to Our Common Stock

RESTRICTED SECURITIES; LIMITED TRANSFERABILITY

The securities should be considered a long-term, illiquid investment. Our securities have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration. In addition, the securities are not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for our securities, a shareholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

NO PUBLIC TRADING MARKET

There is no established public trading marketing for our Common Stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

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NOT LIKELY TO PAY DIVIDENDS

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

MAY BE SUBJECT NOW AND IN THE FUTURE TO THE SEC’S “PENNY STOCK” RULES

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction; the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

COSTS TO COMPLY WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including but not limited to requirements under the Sarbanes-Oxley Act of 2002. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

MANAGEMENT’S LACK OF PUBLIC COMPANY EXPERIENCE

Our management lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our management has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our reports are not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

The Company has not yet generated any revenues since inception to date and incurred net loss of $29,361 during the period from inception to September 30, 2017. The Company has working capital of $38,639 as of September 30, 2017. Briggs & Veselka Co., our independent registered public accounting firm has included an explanatory paragraph in their opinion that accompanies our audited financial statements as of September 30, 2017 and for the period from February 17, 2017 (date of inception) to September 30, 2017, indicating that our current liquidity position raises substantial doubt about our ability to continue as a going concern. If we are unable to improve our liquidity position we may not be able to continue as a going concern. The accompanying financial statements do not include any adjustments that might result if we are unable to continue as a going concern and, therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment.

MANAGEMENT’S COMPLETE CONTROL OVER THE COMPANY

Our directors and officers beneficially own 60% of our common stock and is able to control over all matters requiring shareholder approval, including (i) issuance of common stock and preferred stock, including issuing common and preferred stock to themselves, (ii) employment decisions, including their own compensation arrangements, (iii) the appointment of all directors, and (iv) entry into material transactions with related parties. The directors and officers therefore will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other shareholders to approve transactions that they may deem to be in their best interest.

RISK OF INVESTING IN VIETNAM

Investments in Vietnamese issuers involves risks that are specific to Vietnam, including legal, regulatory, political and economic risks. The government in Vietnam may restrict or control to varying degrees the ability of foreign investors to invest in securities of issuers located or operating in Vietnam. These restrictions and/or controls may at times limit or prevent foreign investment in securities of issuers located or operating in Vietnam. Moreover, Vietnam may require governmental approval or special licenses prior to investments by foreign investors and may limit the amount of investment by foreign investors in a particular industry and/or issuer and may limit such foreign investment to a certain class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domestic investors of Vietnam and/or impose additional taxes on foreign investors. These factors, among others, may make investing in issuers located or operating in Vietnam significantly riskier than investing in issuers located or operating in more developed countries. Please see “Vietnamese Laws and Regulations.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions. Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the selling security holders. All of the net proceeds from the sale of our Common Stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the Common Stock for the selling security holders.

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DETERMINATION OF OFFERING PRICE

Since our Common Stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of Common Stock was determined by the price of the Common Stock that was sold to our security holders pursuant to an exemption under Section 4(2) and/or Regulation S promulgated under the Securities Act.

The offering price of the shares of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our Common Stock. As of the date of this registration statement, we plan to engage with a market maker to file an application with FINRA to have our Common Stock quoted on the OTCQB. However, there can be no assurance that the application for quotation will be approved by FINRA.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the initial offering price as prices for the Common Stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The Common Stock to be sold by the selling stockholders provide in the “Selling Security Holders” section is Common Stock that is currently issued. Accordingly, there will be no dilution to our existing stockholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of Common Stock. We anticipate applying for quoting of our Common Stock on the OTCQB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of Common Stock will be quoted on the OTCQB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 43 holders of our Common Stock.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

DESCRIPTION OF BUSINESS

Overview

Incorporated in February 2017 under the laws of the State of Nevada, Virtue Resources Corporation is a hotel development company launched to develop and construct specialty themed hotels in Vietnam. Planning to begin our operation by first developing a “shipping container” themed hotel in Phu Quoc, Vietnam, we plan to capture a niche market within the hotel industry in an area that has seen growth in tourism.

We are conceptually different from traditional shipping container hotels by providing an upscale experience resembling 3-star to 4-star caliber hotels that plan to target both millennial luxury travelers and families with mid-tier spending power. We plan to begin our first pilot project in Phu Quoc, Vietnam, strategically located on Ong Lang beach, where it has been drawn comparison to Phuket of Thailand. We believe that we are among the first to develop shipping container themed hotel in Vietnam and therefore would have a first-mover advantage. In response to the surge of international and domestic visitors in Vietnam, we plan to attract travelers all year round, particularly international tourists during their high and peak seasons and local tourists for the duration of the year. We will strive to provide our guests with an environment that encourages relaxation, serenity, and an opportunity to experience the local lifestyle. Our completed hotel is expected to have both traditional hotel styled rooms for single or couple travelers and villa-styled houses for group travelers. In addition to a breach-front accommodation, we also plan to provide amenities such as a pool, restaurants, and a workout facility.

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Industry

Vietnam is one of Southeast Asia’s most dynamic and emerging countries with one of the fastest growing economies. It is also becoming one of the most attractive business and tourist destinations appealing to travelers from around the world. Government initiatives have set forth objectives, focusing on high-level investment and infrastructural development, for Phu Quoc, Vietnam in particular to be the next major destination for tourism, technological development, international trade, and finance on both a local and international scale. Moreover, Phu Quoc’s ecosystem is conducive to agricultural development, marine-service tourism, and natural resources that can be used as construction materials.

To account for the influx of international tourism, the government of Phu Quoc Island has expanded its airport facility; the airport is currently able to accommodate 115 flights per week. The government has also improved the general infrastructure of the island to cater to the growth in its tourists and visitors.

Competition

Shipping container hotels are common in Asia, however they predominantly target backpackers and budget travelers. Even at peak season, traditional shipping container hotel rooms are priced around $20 per night. Alternatively, we plan to target both international tourists and local visitors with more mid-tier to high budgets. According to our market research and analysis, during high and peak seasons, our rooms are expected to reach around $120-$150 per night.

Vietnam currently has a population of 95 million people and their spending power is growing. Due to the increasing popularity of Vietnam’s rich heritage and culture, the prevalence of international tourism is also on the rise. There are estimated to be 12 million tourists in 2017, as compared to 9.5 million in 2016. Its multiple UNESCO heritage sites and Halong Bay are among Vietnam’s most popular tourist destinations.

Vietnam is experiencing a surge in international hotels, which strengthens the projection of an increased influx of international tourism in the coming years. Pan Pacific, Novotel, Wyndham, Mercure, and Movenpick are a few international brands seeking to capitalize from this market.

Marketing and Promotion

Our marketing efforts are expected to comprised primarily of online social media, local advertising and promotions, and word of mouth geared toward building brand recognition and brand differentiation. We also plan to partner with international online travel agents that promote the brand and help travelers book accommodations online. We aim to build ourselves to be a leader in the shipping container hotel market, and attempt to reinforce on a consistent basis that it should be a destination of choice for travelers worldwide.

The immediate focus is to bring our brand existence and its shipping container concept to as many potential customers as possible, commencing in early 2018. Social media such as Facebook, Instagram and trip advisors are some examples of effective marketing will be done. We plan to include promotion packages such as hotel opening incentives, honeymoon package, free nights and family package to attract visitors to our hotel. Such marketing effort will target both international and local tourists. At the same time, advertisements in travel magazines and local newspapers are expected to be placed at targeted audiences, mainly local travelers.

Employees

We presently have no employees apart from our officers and directors. We expect to start recruitment within the next 2 months, mainly for administration and some operational staff to be sent for training, such as front desk, security and room service, plus a few experienced staff to ensure operations is smooth, and customer service is maintained.

Seasonality

We intend to attract local tourists during our low seasons, primarily from the beginning of May to the end of October, and international tourists during our high and peak seasons, primarily from mid-January to the beginning of May, then again from the beginning of November to mid-January of the following year. The hotel prices will vary according to the season, reaching approximately $120-$150 per night during our peak season. Our standard rates shall be around $70 per night for the single container rooms whereas the villas shall be approximately $110 per night.

Construction Materials

We plan to purchase our construction materials from local Vietnamese merchants and contract with local architects to refurbish the materials and design its hotels.

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Intellectual Property

We do not hold any patents, trademarks or other registered intellectual property on products relating to our business. However, in addition to our domain name, from time to time, we may apply for patents, trademarks or other registered intellectual property essential to the protection of our brand and success of our business.

Domain Names

As of the date of this prospectus, we plan to register a domain that would be suitable for our business and easy for our potential members to remember.

Vietnamese Laws and Regulations

Regulations on Foreign Investment

Foreign investment into Vietnam is regulated by both domestic legislation and international agreements, with the primary regulation being the Law on Investment and Vietnam’s WTO commitments. Foreign investment is divided into three general categories: unrestricted, restricted, and prohibited. With respect to the “restricted” category, restrictions can take the form of a specific foreign ownership ceiling in a foreign-invested company, a general requirement to enter into a joint venture with a Vietnamese party with no mandated maximum foreign ownership ceiling, or the requirement to obtain certain government approvals for foreign ownership with respect to the industries that the Vietnam government has not committed to opening to foreign investment. For example, foreign ownership in companies engaging in online game business may not exceed 49%, and foreign ownership in companies engaging in e-payment or e-commerce business is restricted unless certain government approvals are obtained. We have obtained approvals from the Department of Planning and Investment of Vietnam for direct ownership of equity interests in our online game, e-commerce and e-payment businesses as a foreign investor, including approval for 100% direct ownership in our e-commerce business.

Financial Support Provided by Offshore Entities

Financial support in the form of loans, direct cash injections and guarantees provided by an offshore entity to a Vietnam entity is permitted under Vietnamese laws, including Vietnam’s foreign exchange control regime. Loans provided by offshore lenders to Vietnam entities with a term of more than 12 months must be registered with the State Bank of Vietnam and must satisfy certain conditions with respect to the term, type and purpose of the loan. There is no other restriction or dollar amount limitation imposed on any of the foregoing financial support mechanisms.

Regulations on Foreign Exchange

Vietnam does not possess a fully liberalized foreign exchange control regime, and the use, exchange and remittance of foreign currencies are regulated by the Ordinance on Foreign Exchange Control and its guiding instruments, along with miscellaneous regulations on inward investment.

The use of, and exchange of foreign currencies for, Vietnamese Dong, is broadly dependent on whether such foreign currencies are used for capital investment purposes or general transactional purposes. Capital investment comprises both indirect investment and direct investment, with direct investment defined as any foreign investment where the investor participates in the management and operation of the invested company. Foreign currencies and Vietnamese Dong are permitted to be used for direct investments and only Vietnamese Dong may be used for indirect investments. All capital investments into Vietnam, whether direct or indirect, must be made through specialized investment capital bank accounts, and any dividend distributions and returns of capital from such investments must be made through the same accounts. There are no foreign exchange control or remittance restrictions imposed on amounts held in such investment capital bank accounts.

Vietnamese Dong held in current accounts can generally be freely exchanged for foreign currency and subsequently remitted offshore, provided that the origin of such amounts and the reason for the exchange and remittance are legitimate and legal. Contracts for the supply of goods or services entered into between a Vietnamese individual or company and a foreign company are one of the valid bases for such foreign currency exchange transactions.

Regulations on Labor

Vietnam’s Labor Code, along with a number of guiding instruments, regulates the relationship between employers and employees in Vietnam, including both Vietnamese nationals and expatriates. It specifies that an employment contract must be made in writing. There are broadly three types of labor contracts: indefinite term contracts, fixed term contracts, and temporary or seasonal contracts. An employer is only permitted to offer two consecutive fixed term contracts, subsequent to which the employment contract must be an indefinite term contract.

Vietnam has a particularly employee friendly labor law regime. Employees are entitled to statutory benefits payable by the employer, including health, social and unemployment insurance. Compensation in the form of severance pay is owed in most cases to an employee upon the expiration or termination of employment, save for instances of dismissal for cause. Moreover, non-compete, non-solicitation and any other labor contract clauses which may be deemed to interfere in a person’s right to seek employment are difficult, if not impossible, to enforce.

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DESCRIPTION OF PROPERTY

Our principal executive office is 19 Floor, Petrovietnam Tower, 1-5 Le Duan, Ben Nghe Ward, District 1, Ho Chi Minh City, Vietnam. Our telephone number is +841688615694. As we are not generating sufficient revenue at this time to justify a separate corporate office, the office space of our principal executive office is provided by our directors. Once our business grows and generates sufficient revenue, we will look for a more suitable office space in a separate corporate office.

LEGAL PROCEEDINGS

Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, as of the date of this registration statement, we are currently not involved with any such legal proceedings or claims.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Business Overview

Incorporated in February 2017 under the laws of the State of Nevada, Virtue Resources Corporation is a hotel development company launched to develop and construct specialty themed hotels in Vietnam. Planning to begin our operation by first developing a “shipping container” themed hotel in Phu Quoc, Vietnam, we plan to capture a niche market within the hotel industry in an area that has seen growth in tourism.

We are conceptually different from traditional shipping container hotels by providing an upscale experience resembling 3-star to 4-star caliber hotels that plan to target both millennial luxury travelers and families with mid-tier spending power. We plan to begin our first pilot project in Phu Quoc, Vietnam, strategically located on Ong Lang beach, where it has been drawn comparison to Phuket of Thailand. We believe that we are among the first to develop shipping container themed hotel in Vietnam and therefore would have a first-mover advantage. In response to the surge of international and domestic visitors in Vietnam, we plan to attract travelers all year round, particularly international tourists during their high and peak seasons and local tourists for the duration of the year. We will strive to provide our guests with an environment that encourages relaxation, serenity, and an opportunity to experience the local lifestyle. Our completed hotel is expected to have both traditional hotel styled rooms for single or couple travelers and villa-styled houses for group travelers. In addition to a breach-front accommodation, we also plan to provide amenities such as a pool, restaurants, and a workout facility.

We are currently a development stage company. We have not generated any revenues to date and there can be no assurances that we will ever generate any revenue. We do not currently engage in any business activities that provide cash flow. Our cash at hand will be limited to the funding we plan to raise during our initial round of financing as well as an initial contribution from our president, less our expenses to date.

In May 2017, we completed a Regulation S offering in which we sold 193,000,000 shares of Common Stock to thirty-seven (37) investors, at a purchase price of $0.001 per share for an aggregate offering price of $193,000.

Plan of Operations

We plan to finance our operations through the equity contribution from our officers. During the next three months, we plan to engage architects to prepare the hotel layout and design structures, and also to seek professional personnel and talent to build an experienced management team. We shall lease a piece of land for this hotel project in Phu Quoc island with the land size of approximately 65,000 square feet for an intended 5 years plus 5 years extension. Once the lease is secured, we shall proceed to obtain approval for the development of the land for the hotel construction, and once approval is obtained, we can commence fencing off and start land clearing and laying foundation structures for the hotel.

In the next three months thereafter, we also plan to start training staff on front desk management, housekeeping, security and administration, among others. During this time, we expect our construction will be working on the landscaping and infrastructure for the hotel, plus the making the amenities such as the swimming pool, restaurant and the main lobby.

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We expect the hotel construction to be fully completed by end of the following 3 months. The speed of construction of this hotel is much faster than regular hotel constructions as it does not require heavy piling. The hotel is very much on modular concepts and it is a mix and match of various containers to create the design and feel of the hotel. The stacking and positioning of the containers do not need much time to complete. Our staff should also be fully trained by now to provide the necessary expectation of customer service level. The hotel is expected to conduct a soft launch at this time, where we shall take in some hotel guests to test out our hotel systems to ensure we are able to manage the hotel when in full capacity.

By the end of the fourth quarter, it is our goal for the Phu Quoc hotel to be fully commercialized. We also hope to continue promoting Carton and engage in marketing activities in various local markets to bring in more awareness of our hotels. Our goal is to attract as many travelers as possible with the intention of leveraging our collective bargaining power to negotiate the lowest price with local merchants for their products and services.

Critical Accounting Policies and Estimates

While our significant accounting policies are more fully described in Note 2 to our financial statements, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Results of Operations

From February 17, 2017 (inception) to September 30, 2017

We generated no revenue for the period from February 17, 2017 (inception) to September 30, 2017. We incurred operating expenses of $29,361, which is solely attributable to general and administrative expenses. During this period, we had a net loss of $29,361.

Liquidity and Capital Resources

As of September 30, 2017

As of September 30, 2017, we had a cash balance of $38,639, primarily came for proceeds of selling the Company’s common stock. Upon formation of the Company, the Company issued 7,000,000 shares of common stock to its founders. These shares were recorded by the Company at their par value of $7,000 as share-based compensation.

In May 2017, the Company sold through a Regulation S offering a total of 193,000,000 shares of common stock to 37 investors, at a price of $0.001 per share for an aggregate offering price of $193,000, among which $154,000 remained receivable as of September 30, 2017.

We have a total asset of $38,639 and have generated no revenues since inception. We currently have no material commitments for capital expenditures. We may be required to raise additional funds, particularly if we are unable to continue generating positive cash flow as a result of our operations. In addition, our company may, from time to time, receive continued funding and capital resources from related parties. However, as of the date of this registration statement, such related parties do not have any existing obligation to advance funds or working capital to support our business, nor can our company rely on any advance funds from such related parties. Other than working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We may need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not anticipate we will be profitable in 2018. Therefore our future operations may be dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our Common Stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

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We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern. We plan to finance our operations through the equity contribution from our officers.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Going Concern

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should our company be unable to continue as a going concern.

As reflected in the financial statements, we have not yet started to generate revenues and had net loss since our inception. These factors raise substantial doubt from our auditor about our ability to continue as a going concern. Our continued existence is dependent upon our ability to continue to execute our operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to our company.

We are attempting to generate sufficient revenue; however, our cash position may not be sufficient to support our daily operations. While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds, there can be no assurances to that effect. The ability of our company to continue as a going concern is dependent upon our ability to further implement our business plan, generate sufficient revenue and in our ability to raise additional funds.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

We do not have any contractual obligations at this time.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of officers and directors as of February 12, 2018. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or a successor is elected and qualified.

Name	Age	Position
Chew Teck Kong	47	President, Chief Executive Officer, and Director
Too Woei Kong	46	Treasurer, Chief Financial Officer, and Director
Giang Thien Cuong	36	Secretary and Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Chew Teck Kong, President, Chief Executive Officer and Director

Mr. Chew started his career as a Finance Manager in 1994 before joining Radiant Success Sdn Bhd in 1997 as General Manager. Mr. Chew was subsequently appointed as a Managing Director in Lainsis Corporation in 2000. Subsequently, he moved to Vietnam as the Country Head Consultant for Kauwah Holding Sdn Bhd in 2006 and spent 3 years there. In 2009, he became the Corporate Consultant for Bolter Group Sdn Bhd for 4 years, after that, he served as the Chairman in Kitch-app Company Limited (Vietnam) until 2016. Currently, he is the Group Chief Executive Officer for Virtue Resources Joint Stock Company. We believe that Mr. Chew’s prior experience as key management, chairman and consultant qualified him to serve as a director of the Company.

Too Woei Kong, Treasurer, Chief Financial Officer and Director

Mr. Too was formerly a Senior Account Clerk of Frank.B Hall Insurance Broker Sdn Bhd, where he joined on April 1991. After 2 years, he moved to Lion Best Sdn Bhd as a Senior Account Executive. He spent 4 years with Lion Best Sdn Bhd before joining Radiant Success Sdn Bhd as a Finance and Admin Manager in March 2000. Subsequently, he held a director position in Lainsis Corporation before joining Palm Link Sdn Bhd as a General Manager in 2006. He became the Chief Marketing Office in November 2008 for IPC Shopping Sdn Bhd. He then moved to Cambodia and served as the Chairman in Saint Louis Co. Ltd for 1 year. Currently he is the Chairman for UV400PRO Co. Ltd in Cambodia. We believe that Mr. Chew’s prior experience in the financial section and as chairman qualified him to serve as a director of the Company.

Giang Thien Cuong, Secretary and Director

Mr. Giang started his business in trading of used vehicles in 1999. Three years later, he became a Director of Success Car Trading Company Limited. In 2005, he ventured into IT industry as a Director in PC Technology Private Limited. Further, he serves as a Director of M&J Trading Private Limited which sells home appliances. We believe that Mr. Giang’s prior experience as a director qualified him to serve as a director of the Company.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

Our directors and executive officers have not received any compensation for services rendered to us, and are not accruing any compensation pursuant to any agreement with us.

We do not expect to pay any compensation to our directors and executive officers until sufficient and sustainable revenues and profits are realized.

No retirement, pension, profit sharing, insurance programs, long-term incentive plans or other similar programs have been adopted by us for the benefit of our employees. We had no outstanding equity awards as of the date of this registration statement.

17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of Common Stock as of February 12, 2018 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Chew Teck Kong, President, Chief Executive Officer, and Director	40,000,000	20%

Too Woei Kong, Treasurer, Chief Financial Officer, and Director	40,000,000	20%

Giang Thien Cuong, Secretary and Director	40,000,000	20%

All Executive Officers and Directors as a group (3 people)	120,000,000	60%

5% Shareholders: None

(1)	Based on 200,000,000 shares of Common Stock outstanding as of February 12, 2018.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Mr. Lim Kim Seng took the initiative in helping to form and organize the business of the Company. The Company, as a result, issued 100,000 shares of founder’s shares, valued at $0.001 per share, to Mr. Lim for his services rendered to form our company. Mr. Lim may be deemed as a promoter of the Company.

Mr. Leow Sook Kean took the initiative in helping to form and organize the business of the Company. The Company, as a result, issued 100,000 shares of founder’s shares, valued at $0.001 per share, to Mr. Leow for his services rendered to form our company. Mr. Leow may be deemed as a promoter of the Company.

Mr. Leong Kian Hou took the initiative in helping to form and organize the business of the Company. The Company, as a result, issued 100,000 shares of founder’s shares, valued at $0.001 per share, to Mr. Leong for his services rendered to form our company. Mr. Leong may be deemed as a promoter of the Company.

Mr. Goh Tze Hui took the initiative in helping to form and organize the business of the Company. The Company, as a result, issued 2,000,000 shares of founder’s shares, valued at $0.001 per share, to Mr. Goh for his services rendered to form our company. Mr. Goh may be deemed as a promoter of the Company.

Mr. Low Koon Poh took the initiative in helping to form and organize the business of the Company. The Company, as a result, issued 2,350,000 shares of founder’s shares, valued at $0.001 per share, to Mr. Low for his services rendered to form our company. Mr. Low has also been assigned a limited power of attorney to prepare and file all SEC and OTCQB forms on behalf of the Company. Mr. Low may be deemed as a promoter of the Company.

Mr. Chan Foo Weng took the initiative in helping to form and organize the business of the Company. The Company, as a result, issued 2,350,000 shares of founder’s shares, valued at $0.001 per share, to Mr. Chan for his services rendered to form our company. Mr. Chan has also been assigned a limited power of attorney to prepare and file all SEC and OTCQB forms on behalf of the Company. Mr. Chan may be deemed as a promoter of the Company.

SELLING SECURITY HOLDERS

The Common Stock being offered for resale by the selling security holders consist of 430,000 shares of our Common Stock held by 43 shareholders, who purchased the Common Stock pursuant to the Regulation S offering closed in May 2017 at an offering price of $0.001 per share.

The following table sets forth information with respect to the maximum number of shares of Common Stock beneficially owned by the selling shareholders named below and as adjusted to give effect to the sale of the shares offered hereby. The table lists the number of shares of Common Stock beneficially owned by each selling shareholder as of the date of this prospectus, the shares of Common Stock covered by this prospectus that may be disposed of by each of the selling shareholders, and the number of shares that will be beneficially owned by the selling shareholders assuming all of the shares covered by this prospectus are sold.

18

The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the Common Stock being registered. The selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling shareholders.

Name	Shares Beneficially Owned Prior to Offering	Percent Beneficially Owned Prior to Offering (1)	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(1)
Low Koon Poh (3)	2,350,000	1.18%	10,000	2,340,000	1.17%
Willy Chan Foo Weng (3)	2,350,000	1.18%	10,000	2,340,000	1.17%
Lim Kim Seng (3)	100,000	* %	10,000	90,000	* %
Leow Sook Kean (3)	100,000	* %	10,000	90,000	* %
Leong Kian Hou (3)	100,000	* %	10,000	90,000	* %
Goh Tze Hui (3)	2,000,000	1.0%	10,000	1,990,000	1.0%
Chew Teck Kong (2)	40,000,000	20.0%	10,000	39,990,000	20.0%
Too Woei Kong (2)	40,000,000	20.0%	10,000	39,990,000	20.0%
Giang Thien Cuong (2)	40,000,000	20.0%	10,000	39,990,000	20.0%
Tan Chee Chien	3,000,000	1.5%	10,000	2,990,000	1.5%
Wong Seng Kai	4,000,000	2.0%	10,000	3,990,000	2.0%
Thea Wee Sen	3,000,000	1.5%	10,000	2,990,000	1.5%
Wong Wai Yee	3,000,000	1.5%	10,000	2,990,000	1.5%
Wong Pau Ling	2,000,000	1.0%	10,000	1,990,000	1.0%
Cheong Kit Fai	2,000,000	1.0%	10,000	1,990,000	1.0%
Chan Kin Sun	2,000,000	1.0%	10,000	1,990,000	1.0%
Le Tran Phong	2,000,000	1.0%	10,000	1,990,000	1.0%
Pua Chee Hai	2,000,000	1.0%	10,000	1,990,000	1.0%
Yi DongMei	2,000,000	1.0%	10,000	1,990,000	1.0%
Zhong YinFang	2,000,000	1.0%	10,000	1,990,000	1.0%
Zhao Jie	2,000,000	1.0%	10,000	1,990,000	1.0%
Yang ZhiXia	2,000,000	1.0%	10,000	1,990,000	1.0%
Wang XiQuan	2,000,000	1.0%	10,000	1,990,000	1.0%
Zhang ZongFen	2,000,000	1.0%	10,000	1,990,000	1.0%
Zhu MinLi	2,000,000	1.0%	10,000	1,990,000	1.0%
Hu YueHua	2,000,000	1.0%	10,000	1,990,000	1.0%
Chow Choy Heng	2,000,000	1.0%	10,000	1,990,000	1.0%
He LiHui	2,000,000	1.0%	10,000	1,990,000	1.0%
Hu XiaoRong	2,000,000	1.0%	10,000	1,990,000	1.0%
Jiang YunMei	2,000,000	1.0%	10,000	1,990,000	1.0%
Xiao Yun	2,000,000	1.0%	10,000	1,990,000	1.0%
Gan SenRong	2,000,000	1.0%	10,000	1,990,000	1.0%
Lee Ah Huat	2,000,000	1.0%	10,000	1,990,000	1.0%
Lee Chun Khang	2,000,000	1.0%	10,000	1,990,000	1.0%
Yan Kok Lin	2,000,000	1.0%	10,000	1,990,000	1.0%
Nguyen Phuong Hoang	2,000,000	1.0%	10,000	1,990,000	1.0%
Ngo Thi Nghiem	2,000,000	1.0%	10,000	1,990,000	1.0%
Dang Huyen Chau	2,000,000	1.0%	10,000	1,990,000	1.0%
Truong Hoang Danh	2,000,000	1.0%	10,000	1,990,000	1.0%
Nguyen Anh Tuan	2,000,000	1.0%	10,000	1,990,000	1.0%
Nguyen Thanh Huong	2,000,000	1.0%	10,000	1,990,000	1.0%
Nguyen Van Long	2,000,000	1.0%	10,000	1,990,000	1.0%
Zhong TianMei	2,000,000	1.0%	10,000	1,990,000	1.0%
TOTAL	200,000,000	99.86%	430,000	199,570,000	99.84%

*	Individuals holding less than 1% of the Common Stock

(1)	Based on 200,000,000 shares of Common Stock outstanding as of February 12, 2018.
(2)	Chew Teck Kong, Too Woei Kong, and Giang Thien Cuong are our officers or directors.
(3)	Lim Kim Seng, Leow Sook Kean, Leong Kian Hou, Goh Tze Hui, Low Koon Poh, and Chan Foo Weng may be deemed as a promotor of the company. See “Transitions with Related Persons, Promoters and Certain Control Perons.”

Except as specified in (2) and (3), there are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

None of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

19

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their shares at a fixed price of $0.10 per share for the duration of the offering. Public resale of our Common Stocks under Rule 144 is not available without registering the resale with the SEC because we are a shell company, and Rule 144 is not available for the resale of securities initially issued by shell companies. Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation on OTCQB concurrently with the filing of this prospectus. In order to be quoted on OTCQB, a market maker must file an application on our behalf in order to make a market for our Common Stock. As of the date of this registration statement, we plan to engage with a market maker to file an application with FINRA to have our Common Stock quoted on OTCQB. However, there can be no assurance that the application for quotation will be approved by FINRA.

Once a market has developed for our Common Stock, the shares may be sold or distributed from time to time by the selling stockholders, directly to one or more purchasers or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,

●	transactions involving cross or block trades on any securities or market where our Common Stock is trading, market where our Common Stock is trading,

●	through direct sales to purchasers or sales effected through agents,

●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

●	any combination of the foregoing.

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling shareholders are broker-dealers or affiliates of broker dealers.

We will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling shareholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $[●].

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

20

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We have authorized 500,000,000 shares of Common Stock, par value $0.001 per share. As of the date hereof, 200,000,000 shares of our Common Stock are issued and outstanding.

Common Stock

The shareholders of our Common Stock currently have: (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Please refer to the Company’s Articles of Incorporation, by-laws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company’s securities.

We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future dividends will be paid at the discretion of the Board.

If we liquidate or dissolve our business, the shareholders of our Common Stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Preferred Stock

At the direction of our Board of Directors, without any action by the holders of our Common Stock, we may issue one or more series of preferred stock from time to time. Our Board of Directors can determine the number of shares of each series of preferred stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

Undesignated preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our Common Stockholders. For example, any preferred stock issued may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our Common Stock or may otherwise adversely affect the market price of our Common Stock or any existing preferred stock.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent and Registrar

We have engaged with VStock Transfer LLC as our transfer agent.

21

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Briggs & Veselka Co., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the Common Stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

22

VIRTUE RESOURCES CORPORATION

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Virtue Resources Corporation

Ho Chi Minh City, Vietnam

We have audited the accompanying balance sheet of Virtue Resources Corporation as of March 31, 2017 and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from February 17, 2017 (date of inception) to March 31, 2017. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virtue Resources Corporation as of March 31, 2017, and the results of its operations and its cash flows for the period from February 17, 2017 (date of inception) to March 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred a net loss of $8,754 from February 17, 2017 to March 31, 2017 and has no working capital as of March 31, 2017 that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Briggs & Veselka Co.

Briggs & Veselka Co.
Houston, Texas

July 10, 2017

F-2

Virtue Resources Corporation

Balance Sheet

March 31, 2017

ASSETS
CURRENT ASSETS
Cash	$-
Prepaid expense	5,000
Total current assets	5,000

TOTAL ASSETS	$5,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$-
Total current liabilities	-

TOTAL LIABILITIES	-

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 500,000,000 shares authorized, 7,000,000 shares issued and outstanding	7,000
Additional paid-in capital	6,754
Accumulated deficit	(8,754)
Total stockholders’ equity	5,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,000

The accompanying notes are an integral part of these financial statements.

F-3

Virtue Resources Corporation

Statement of Operations

For the Period from February 17, 2017 (date of inception) to March 31, 2017

REVENUES	$-

COST OF REVENUES	-

GROSS PROFIT	-

OPRATING EXPENSES
General and Administrative	8,754

TOTAL OPERATING EXPENSES	8,754

NET LOSS	$(8,754)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	7,000,000

BASIC AND DILUTED NET LOSS PER COMMON SHARE	(0.00)

The accompanying notes are an integral part of these financial statements.

F-4

Virtue Resources Corporation

Statement of Changes in Stockholders’ Equity

For the Period from February 17, 2017 (date of inception) to March 31, 2017

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance – February 17, 2017	-	$-	$-	$-	$-

Common shares issued to founders	7,000,000	7,000	-	-	7,000
Contributed capital	-	-	6,754	-	6,754
Net loss	-	-	-	(8,754)	(8,754)

Balance – March 31, 2017	7,000,000	$7,000	$6,754	$(8,754)	$5,000

The accompanying notes are an integral part of these financial statements.

F-5

Virtue Resources Corporation

Statement of Cash Flows

For the Period from February 17, 2017 (inception) to March 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,754)
Adjustments to reconcile net loss to net cash used in operating activities:
Common shares issued to founders	7,000
Prepaid expense	(5,000)

NET CASH USED IN OPERATING ACTIVITIES	(6,754)

CASH FLOW FROM FINANCING ACTIVITIES
Contributed capital	6,754

NET CASH PROVIDED BY FINANCING ACTIVITIES	6,754

NET CHANGE IN CASH AND CASH EQUIVALENTS	-

CASH AND CASH EQUIVALENTS BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS END OF PERIOD	$-

SUPPLEMENTAL CASH FLOWS INFORMATION

Interest paid	$-
Income tax paid	$-

The accompanying notes are an integral part of these financial statements.

F-6

Virtue Resources Corporation

Notes to Financial Statements

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Virtue Resources Corporation (the “Company”) was incorporated in the State of Nevada on February 17, 2017. The Company plans to build and operate shipping container themed boutique hotels and resorts in Asia, with the first project intended to be in Phu Quoc Island, Vietnam.

The Company’s operations to date have been limited to the issuance of 7,000,000 shares of its common stock to the founders on February 28, 2017 and sales of 193,000,000 shares of its common stock to outside investors as described in Note 4.

The Company elected December 31 to be its year-end.

Basis of Presentation

The financial statements and accompanying notes to financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in all material respects.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents generally include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have any cash and cash equivalents as of March 31, 2017.

Income Taxes

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of March 31, 2017, there were no deferred taxes due to the uncertainty of the realization of net operating loss carry forward prior to expiration.

F-7

Virtue Resources Corporation

Notes to Financial Statements

Earnings (Loss) Per Common Share

Basic earnings (loss) per common share excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the net income (loss) of the entity. As of March 31, 2017, there are no outstanding dilutive securities.

NOTE 2 – GOING CONCERN

The Company has not yet generated any revenue since inception to date and incurred net loss of $8,754 during the period from inception to March 31, 2017. The Company had no working capital as of March 31, 2017. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The condensed financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 500,000,000 shares of common stock. On February 28, 2017, the Company issued 7,000,000 shares of common stock to its founders. These shares were recorded by the Company at their par value of $7,000 as share-based compensation for the founders. As of March 31, 2017, 7,000,000 shares of common stock were issued and outstanding.

NOTE 4 – SUBSEQUENT EVENTS

In May 2017, the Company sold through a Regulation S offering a total of 193,000,000 shares of common stock to 37 investors, at a price of $0.001 per share for an aggregate offering price of $193,000.

F-8

Virtue Resources Corporation

Balance Sheet

September 30, 2017

(Unaudited)

ASSETS
CURRENT ASSETS
Cash	$38,639

TOTAL ASSETS	$38,639

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$-
Total current liabilities	-

TOTAL LIABILITIES	-

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 500,000,000 shares authorized, 154,000,000 shares subscribed, 46,000,000 shares issued and outstanding	200,000
Additional paid-in capital	22,000
Subscription receivable	(154,000)
Accumulated deficit	(29,361)
Total stockholders’ equity	38,639

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,639

The accompanying notes are an integral part of these interim unaudited financial statements.

F-9

Virtue Resources Corporation

Statement of Operations

For the Period from February 17, 2017 (date of inception) to September 30, 2017

(Unaudited)

REVENUES	$-

COST OF REVENUES	-

GROSS PROFIT	-

OPRATING EXPENSES
General and Administrative	29,361

TOTAL OPERATING EXPENSES	29,361

NET LOSS	$(29,361)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	30,920,000

BASIC AND DILUTED NET LOSS PER COMMON SHARE	(0.00)

The accompanying notes are an integral part of these interim unaudited financial statements.

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Virtue Resources Corporation

Statement of Cash Flows

For the Period from February 17, 2017 (inception) to September 30, 2017

(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(29,361)
Adjustments to reconcile net loss to net cash used in operating activities:
Common shares issued to founders	7,000

NET CASH USED IN OPERATING ACTIVITIES	(22,361)

CASH FLOW FROM FINANCING ACTIVITIES
Shares issued for cash	39,000
Contributed capital	22,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	61,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	38,639

CASH AND CASH EQUIVALENTS BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS END OF PERIOD	$38,639

SUPPLEMENTAL CASH FLOWS INFORMATION
Interest paid	$-
Income tax paid	$-

NONCASH INVESTING AND FINANCING ACTIVITIES
Common stock subscribed	$154,000

The accompanying notes are an integral part of these interim unaudited financial statements.

F-11

Virtue Resources Corporation

Notes to Financial Statements

(Unaudited)

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Virtue Resources Corporation (the “Company”) was incorporated in the State of Nevada on February 17, 2017. The Company plans to build and operate shipping container themed boutique hotels and resorts in Asia, with the first project intended to be in Phu Quoc Island, Vietnam.

The Company’s operations to date have been limited to the issuance of 7,000,000 shares of its common stock to the founders on February 28, 2017. In May 2017, the Company sold through a Regulation S offering a total of 193,000,000 shares of common stock to 37 investors, at a price of $0.001 per share for an aggregate offering price of $193,000.

The Company elected December 31 to be its year-end.

Basis of Presentation

The financial statements and accompanying notes to financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in all material respects.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents generally include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company’s cash and cash equivalents as of September 30, 2017 is $38,639.

Income Taxes

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of September 30, 2017, there were no deferred taxes due to the uncertainty of the realization of net operating loss carry forward prior to expiration.

F-12

Virtue Resources Corporation

Notes to Financial Statements

(Unaudited)

Earnings (Loss) Per Common Share

Basic earnings (loss) per common share excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the net income (loss) of the entity. As of September 30, 2017, there are no outstanding dilutive securities.

Subsequent Events

The Company has evaluated all transactions through the financial statement issuance date for subsequent event disclosure consideration.

NOTE 2 – GOING CONCERN

The Company has not yet generated any revenues since inception to date and incurred net loss of $29,361 during the period from inception to September 30, 2017. The Company has working capital of $38,639 as of September 30, 2017. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 500,000,000 shares of common stock. On February 28, 2017, the Company issued 7,000,000 shares of common stock to its founders. These shares were recorded by the Company at their par value of $7,000 as share-based compensation for the founders.

In May 2017, the Company sold through a Regulation S offering a total of 193,000,000 shares of common stock to 37 investors, at a price of $0.001 per share for an aggregate offering price of $193,000. The Company received $39,000 between May 2017 and September 2017. As of September 30, 2017, the Company had 46,000,000 shares of common stock issued and outstanding and had subscriptions receivable of $154,000 from some of its investors.

F-13

VIRTUE RESOURCES CORPORATION

430,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ___________.

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee		$4.98
Accounting fees and expenses		$10,000
Legal fees and expense		$40,000
Miscellaneous	$	[●]
Total	$	[●]

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

To the fullest extent permitted by the laws of the State of Nevada, our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

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Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Nevada in February 2017. In connection with the incorporation, we issued an aggregate of 7,000,000 shares of Common Stock, valued at $0.001 per share, to our founders.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

In May 2017, we sold through a Regulation S offering a total of 193,000,000 shares of Common Stock to 37 investors, at a price per share of $0.001 for an aggregate offering price of $193,000. The shares issued in this offering were issued in reliance upon an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended. The shares were sold in an offshore transaction to foreign investors, not using any directed selling efforts in the United States. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT
NUMBER	DESCRIPTION
3.1*	Articles of Incorporation
3.2**	Bylaws
5.1**	Opinion of Counsel
23.1*	Consent of Briggs & Veselka Co.
23.2**	Consent of Counsel (filed as Exhibit 5.1)

* Filed herewith.

** To be filed by amendment

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Item 17. Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Ho Chi Minh City, Vietnam on February 13, 2018.

VIRTUE RESOURCES CORPORATION

By:	/s/ Chew Teck Kong
Chew Teck Kong
President, Chief Executive Officer, and Director (Principal Executive Officer)

By:	/s/ Too Woei Kong
Too Woei Kong
Chief Financial Officer and Director (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chew Teck Kong	President, Chief Executive Officer,	February 13, 2018
Chew Teck Kong	and Director (Principal Executive Officer)

/s/ Too Woei Kong	Chief Financial Officer,	February 13, 2018
Too Woei Kong	and Director (Principal Accounting Officer)

/s/ Giang Thien Cuong	Secretary and Director	February 13, 2018
Giang Thien Cuong

II-4